EXHIBIT 32
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lifesciences Opportunities Incorporated (the “Company”) on Form 10-K for the year ended January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Keefe, Principal Executive Officer and Principal Financial Officer, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ John P. Keefe
John P. Keefe, Principal Executive Officer and Principal Financial Officer

Date: May 15, 2008

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.